Exhibit 10.2

Pro-Forma Financial Statements

Unaudited Pro-Forma Balance Sheet at July 31, 2013

	Actual July 31, 2013	Adjustments	Pro-Forma July 31, 2013
Assets
Current assets:
Cash	$1,340,888	$(15,000)	$1,325,888
Accounts receivable, net	780,960	(691,242)	89,718
Prepaid expenses and other current assets	87,513	(30,852)	56,661
Total current assets	2,209,361	(737,094)	1,472,267

Property and equipment, net	46,838	—	46,838
Goodwill	1,581,850	(1,581,850)	—
Patent	4,024,385	(4,024,385)	—
Other assets	28,032	—	28,032
TOTAL ASSETS	$7,890,466	$(6,343,329)	$1,547,137

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,291,450	$(194,123)	$1,097,327
Accrued expenses	879,087	(494,249)	384,838
Notes payable, current portion, net	3,427,007	(3,410,691)	16,316
Notes payable related parties, current portion, net	1,072,953	(945,493)	127,460
Lease payable, current portion	10,704	—	10,704
Deferred revenue	239,247	(179,586)	59,661
Warrants	906,621	(906,621)	—
Total current liabilities	7,827,069	(6,130,763)	1,696,306
Long-term liabilities:
Notes payable, net of current portion, net	1,281,921	(1,281,921)	—
Notes payable related parties	1,301,913	(1,092,422)	209,491
Lease payable, net of current portion	6,623	—	6,623
Total liabilities	10,417,526	(8,505,106)	1,912,420

Commitments and Contingencies

Stockholders’ deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value	157,313	—	157,313
Additional paid-in capital	11,791,080	(11,141,027)	650,053
Accumulated deficit	(14,475,453)	13,302,804	(1,172,649)
Total stockholders’ deficit	(2,527,060	(2,161,777)	(365,283)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$7,890,466	$(6,343,329)	$1,547,137

Unaudited Pro-Forma Statement of Operations at July 31, 2013

	For the Three Months Ended
	Actual July 31, 2013	Adjustments	Pro-Forma July 31, 2013

Sales, net	$1,532,236	$(1,232,803)	$299,433

Costs of goods sold	261,933	(140,250)	121,683

Gross profit	1,270,303	(1,092,553)	177,750

Expenses:
Selling, general and administrative expenses	632,241	(97,244)	534,997
Depreciation and amortization	407,025	(392,134)	14,891
Total Operating expenses	1,039,266	(489,378)	549,888
Operating income	231,037	(603,175)	(372,138)

Other income (expense), net:
Interest expense	(346,480)	336,643	(9,837)
Other income (expense), net	(2)	2	—
Total other income (expense), net	(346,482)	(336,645)	(9,837)
Income (loss) before income taxes	(115,445)	(266,530)	(381,975)
Income taxes	—	—	—
Net loss	$(115,445)	$(266,530)	$(381,975)

Basic and diluted earnings (loss) per share	$(0.00)	$(0.00)	$(0.00)

Basic and diluted weighted average number shares outstanding	157,313,704	157,313,704	157,313,704